Exhibit 21.1

Subsidiaries

Name	Jurisdiction of Incorporation
ESCO Turbine Technologies — Mexico, Inc.	Delaware
ESCO Turbine Technologies — Syracuse, Inc.	New York
Steel Treaters, Inc.	New York
ESCO Bucyrus Inc.	Ohio
ESCO Turbine Technologies — Cleveland, Inc.	Ohio
ESCOSUPPLY, LTD	Alberta
ESCO Servicios Mineros Argentina S.A.	Argentina
ESCO Northgate Pty Limited	Australia
ESCO Australia Holdings Pty Limited	Australia
Newlcast Pty Limited	Australia
Swift Assets Pty Ltd	Australia
Swift Engineering Pty	Australia
Swift Financing Pty Ltd	Australia
Swift Group Holdings Pty Ltd	Australia
Swift Group Mining Products Pty Ltd	Australia
Swift Indonesia Investco No 1 Pty Ltd	Australia
Swift Indonesia Investco No 2 Pty Ltd	Australia
Kingaroy Enterprises Pty Ltd	Australia
Swift Engineering Kingaroy Pty Ltd	Australia
ESCO Belgium, S.A.	Belgium
ESCO Europe Distribution S.A.	Belgium
ESCO International Holdings S.P.R.L.	Belgium
ESCO Turbine Components Europe, sprl	Belgium
ESCO Turbine Technologies — Belgium, sprl	Belgium
ESCO Latin America Comércio e Indústria Ltda.	Brazil
SOLDERING COMÉRCIO E INDÚSTRIA LTDA.	Brazil
SOLEPAR EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.	Brazil
ESCO SUPPLY CARAJÁS COMÉRCIO E INDÚSTRIA LTDA.	Brazil
Bucyrus Blades of Canada ULC	British Columbia
ESCO — Bucyrus Blades Financing Ltd. Partnership (RH)	British Columbia
ESCO Canada Finance Company Inc.	British Columbia
ESCO Canada Ltd.	British Columbia
ESCO GP, Ltd.	British Columbia
ESCO Limited	British Columbia
Overseas ESCO Corporation Ltd.	British Virgin Islands

ESCO — Bucyrus Blades Canada	Canada
Inversiones ESCO Chile Limitada	Chile
ESCO (Shanghai) Trading Co., Ltd.	China
ESCO (Xuzhou) Wearparts Co., Ltd.	China
Shanxi Changfeng Wearparts Co. Ltd.	China
Shanxi Hydra TMMG Mining Tools & Equipment International Limited	China
ESCO S.A.S.	France
ESCO GmbH	Germany
ESCO International (H.K.) Holdings Limited	Hong Kong
PT ESCO Mining Products	Indonesia
Bucyrus Blades de MexicoS.A. DE C.V.	Mexico
ESCO Peru S.R.L.	Peru
ESCO RUS	Russia
AR s.r.o.	Slovakia
Lexshell 145 General Trading (Proprietary) Limited	South Africa
ESCO Hydra (UK) Limited	United Kingdom
ESCO (UK) Holdings Ltd.	United Kingdom
ESCO (UK) Ltd.	United Kingdom